Exhibit 32.1

Certification of Chief Executive Officer of

Supreme Industries, Inc. Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 25, 2010 of Supreme Industries, Inc. (the “Company”).  I, Kim Korth, the Chief Executive Officer of the Company, certify that, based on my knowledge:

(1)                                  The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Dated:   March 25, 2011

/s/ Kim Korth
Chief Executive Officer